 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

MANPOWERGROUP INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Compensatory Arrangements of Certain Officers

On February 10, 2015, ManpowerGroup Inc.  (the “Company”) entered into a severance agreement with Mara Sawn, Executive Vice President, Global Strategy and Talent.  This severance agreement replaces a similar agreement scheduled to expire on May 2, 2015.  The new severance agreement expires on the first to occur of (1) the date two years after the occurrence of a change of control of the Company or (2) February 10, 2018, if no such change of control occurs before February 10, 2018.

Aside from the new term, the severance agreement is in substantially the same form as the severance agreement it replaces with certain other modifications including  the following changes:

•
The definition of “good reason” has been modified to include (i) any material breach by the Company or one of its affiliates of a material obligation to pay or provide benefits or compensation to the executive, (ii) a material diminution in base salary, (iii) a material diminution in the executive’s authority, duties or authority, coupled with a material reduction in the executive’s target bonus opportunity, (iv) a material diminution in the executive’s authority, duties or responsibility which is not coupled with a material reduction in the executive’s target bonus opportunity, but which occurs within 2 years after a change of control; or (v) a material reduction in the executive’s target bonus opportunity which is not coupled with a material diminution in the executive’s authority, duties or responsibilities, but which occurs within 2 years after a change of control.  Under the prior agreement, “good reason” included a material diminution of the executive’s authority, duties or responsibilities (except in the case of a good faith reassignment to another senior executive level position by the CEO prior to a change in control), but did not include a material diminution in her target bonus opportunity (other than in the two years following a change of control).

•
The healthcare continuation benefits for a termination that does not occur in connection with a change of control have been revised so that the Company will pay the total cost of benefit continuation for twelve months.  Under the prior agreement, the Company was required only to pay the normal employer-portion of such cost.

The foregoing description of the severance agreements is qualified in its entirety by reference to the severance agreement filed therewith as exhibit 10.1, which is incorporated by reference into this Item 5.02.

Item 9.01.                        Exhibits.

Exhibit No.	Description
10.1	Severance Agreement dated February 10, 2015 between the Company and Mara Swan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.
Dated: February 11, 2015	By:	/s/ Richard Buchband
	Name:	Richard Buchband
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

10.1	Severance Agreement dated February 10, 2015 between the Company and Mara Swan.